EXHIBIT 99.1

Zoetis Announces Third Quarter 2020 Results

•Reports Revenue of $1.8 Billion, Growing 13%, and Net Income of $479 Million, or $1.00 per Diluted Share, Both Increasing 11% on a Reported Basis, for Third Quarter 2020
•Reports Adjusted Net Income of $524 Million, or Adjusted Diluted EPS of $1.10 for Third Quarter 2020
•Delivers 15% Operational Growth in Revenue and 20% Operational Growth in Adjusted Net Income for Third Quarter 2020
•Increases Full Year 2020 Revenue Guidance to $6.550 - $6.625 Billion and Diluted EPS of $3.38 - $3.45 on a Reported Basis, or $3.76 - $3.81 on an Adjusted Basis

PARSIPPANY, N.J. – Nov. 5, 2020 - Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2020 and increased its guidance for full year 2020.

The company reported revenue of $1.8 billion for the third quarter of 2020, an increase of 13% compared with the third quarter of 2019. Net income for the third quarter of 2020 was $479 million, or $1.00 per diluted share, both increasing 11% on a reported basis.

Adjusted net income1 for the third quarter of 2020 was $524 million, or $1.10 per diluted share, an increase of 15%, on a reported basis. Adjusted net income for the third quarter of 2020 excludes the net impact of $45 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

On an operational2 basis, revenue for the third quarter of 2020 increased 15%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2020 increased 20% operationally, excluding the impact of foreign currency.

EXECUTIVE COMMENTARY
“Thanks to the resilience of our customers and the commitment of our colleagues during this ongoing pandemic, we generated better than expected results in the third quarter, with 15% operational growth in revenue and 20% operational growth in adjusted net income,” said Kristin Peck, Chief Executive Officer of Zoetis. “Our diverse and innovative portfolio drove strong sales, especially across our companion animal business, where parasiticides, vaccines, key dermatology products and diagnostics performed very well. We also saw growth in livestock this quarter, largely due to sales growth in both the U.S. cattle market and China’s swine market.”
1 |

“Looking ahead, we continue to see future growth being driven by companion animal products, particularly Simparica Trio® and the expansion of our other parasiticides and key dermatology portfolio. We will continue to invest in opportunities that can deliver the most value and impact for our customers. Given our strong performance over the past nine months – and despite expectations for a more modest fourth quarter – we are increasing our guidance to reflect our outlook for the remainder of the year,” said Peck.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2020:

•Revenue in the U.S. segment was $996 million, an increase of 18% compared with the third quarter of 2019. Sales of companion animal products increased 21% driven primarily by growth in Simparica Trio, the recently launched triple combination parasiticide for dogs, as well as the company’s key dermatology portfolio across both the Cytopoint® and Apoquel® brands. Also contributing to growth were sales of vaccines and diagnostic products, resulting from the continued recovery of vet clinic businesses following the impact of social distancing restrictions earlier in the year. Companion animal product sales also benefited from the acquisition of a number of regional diagnostic reference labs in late 2019. Sales of livestock products increased 13% in the quarter due to a return to historical buying patterns following the impact of COVID-19 in the second quarter of this year, as well as an earlier fall cattle run compared to the same period last year. U.S. cattle growth was partially offset by modest declines in both the poultry and swine product portfolios.

•Revenue in the International segment was $767 million, an increase of 6% on a reported basis and an increase of 11% operationally compared with the third quarter of 2019. Sales of companion animal products grew 17% on a reported basis and 20% on an operational basis. Growth was driven by increased sales across the company’s companion animal portfolio in China as a result of favorable market conditions and additional promotional and educational efforts. Also contributing to growth in the quarter was the Simparica franchise, including Simparica Trio, which was recently launched in the EU, Canada and Australia, as well as the company’s key dermatology portfolio across both the Apoquel and Cytopoint brands. Sales of companion animal products, including vaccines, also benefited as clinics expanded their operations following less COVID-19-related restrictions. Sales of livestock products were flat on a reported basis and grew 6% operationally. Sales of swine products grew as a result of expanding herd production in key accounts and increased biosecurity measures in the wake of African Swine Fever in China. In other key global swine markets, vaccine sales increased as a result of favorable market conditions including increased production and export opportunities. Growth in the company’s fish portfolio was driven primarily by increased market share for salmon vaccines and the acquisition of Fish Vet Group. The company’s cattle portfolio grew modestly based on a strong performance in Brazil, while poultry product sales remained flat versus the same period in the prior year.

2 |

INVESTMENTS IN GROWTH
Zoetis diversifies and grows its business through the introduction of new products, lifecycle innovations, business development initiatives, and entries into new markets and technologies. The company is increasingly focused on developing integrated solutions for veterinarians, farmers and pet owners, which span the continuum of animal care - helping to predict, prevent, detect and treat diseases.
Since our last quarterly earnings announcement, Zoetis received a positive scientific opinion from the European Medicines Agency’s Committee for Medicinal Products for Veterinary Use (CVMP) for Librela® (bedinvetmab), an important milestone in the company’s innovative pipeline for pain management in pets. Librela will be the first injectable monoclonal antibody (mAb) licensed for alleviation of pain associated with osteoarthritis (OA) in dogs, pending final authorization from the European Commission.
Zoetis continued to bring leading products into new markets and enhance current products through lifecycle innovation. On the companion animal side, Simparica® (sarolaner) Chewable Tablets was approved in China, and other key products including Cytopoint (lokivetmab) and Revolution Plus® (selamectin and sarolaner topical solution) gained approvals in Asia and Latin America respectively. In livestock, the company received approval in Japan for two of its well-known swine vaccines – Fostera® Gold PCV MH and Fostera Gold PCV – which give producers greater options to reduce the clinical symptoms in pigs associated with porcine circovirus (PCV2) and the flexibility to include Mycoplasma hyopneumoniae (M. hyo). In Europe, Zoetis enhanced its Rispoval® vaccine franchise with the approval for Rispoval RS+Pi3 IntraNasal, which helps protect cattle of all ages against two of the most common causes of viral pneumonia.
In Diagnostics portfolio advancements, the company launched Vetscan Imagyst™ in Australia, Ireland, New Zealand, the UK, and the U.S. Imagyst uses a combination of image recognition technology, algorithms and cloud-based artificial intelligence to deliver rapid testing results to veterinary clinics. Its first indication is for testing fecal samples for parasites, with the potential for broader applications to different types of testing in the future.
FINANCIAL GUIDANCE
Zoetis is increasing its full year 2020 guidance, which includes:
•Revenue between $6.550 billion and $6.625 billion
•Reported diluted EPS between $3.38 and $3.45
•Adjusted diluted EPS between $3.76 and $3.81

This guidance reflects foreign exchange rates as of late-October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.
3 |

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2020 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on Nov. 5, 2020.

About Zoetis
Zoetis is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 65 years of experience in animal health, Zoetis discovers, develops, manufactures and commercializes medicines, vaccines and diagnostic products, which are complemented by biodevices, genetic tests and precision livestock farming. Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in more than 100 countries. In 2019, the company generated annual revenue of $6.3 billion with approximately 10,600 employees. For more information, visit www.zoetis.com.
1 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.
2 Operational revenue growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects; future operating or financial performance, future guidance, future operating models; expectations regarding products, product approvals or products under development; expected timing of product launches; the impact of the coronavirus (COVID-19) pandemic and any recovery therefrom on our business, suppliers, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash and dividend payments; tax rates and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the coronavirus (COVID-19) pandemic and its
4 |

potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Keith Gaub
1-973-443-2777 (o)	1-973-822-7154 (o)
kristen.seely@zoetis.com	keith.gaub@zoetis.com
ZTS-IR
ZTS-FIN

5 |

ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change
Revenue	$1,786	$1,584	13	$4,868	$4,586	6
Costs and expenses:
Cost of sales	546	479	14	1,456	1,462	—
Selling, general and administrative expenses	424	391	8	1,206	1,166	3
Research and development expenses	112	112	—	330	325	2
Amortization of intangible assets	40	38	5	120	115	4
Restructuring charges and certain acquisition-related costs	5	6	(17)	22	33	(33)
Interest expense, net of capitalized interest	62	56	11	173	167	4
Other (income)/deductions—net	—	(26)	*	(15)	(46)	(67)
Income before provision for taxes on income	597	528	13	1,576	1,364	16
Provision for taxes on income	118	95	24	298	248	20
Net income before allocation to noncontrolling interests	479	433	11	1,278	1,116	15
Less: Net loss attributable to noncontrolling interests	—	—	*	(1)	—	*
Net income attributable to Zoetis	$479	$433	11	$1,279	$1,116	15

Earnings per share—basic	$1.01	$0.91	11	$2.69	$2.33	15

Earnings per share—diluted	$1.00	$0.90	11	$2.67	$2.31	16

Weighted-average shares used to calculate earnings per share
Basic	475.5	477.8		475.5	478.7
Diluted	478.5	481.5		478.5	482.3

(a)    The condensed consolidated statements of income present the quarter and nine months ended September 30, 2020 and September 30, 2019. Subsidiaries operating outside the United States are included for the quarter and nine months ended August 31, 2020 and August 31, 2019.
* Calculation not meaningful.

6 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter Ended September 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$546	$(2)	$—	$(1)	$543
Gross profit	1,240	2	—	1	1,243
Selling, general and administrative expenses	424	(12)	—	(5)	407
Amortization of intangible assets	40	(34)	—	—	6
Restructuring charges and certain acquisition-related costs	5	—	(1)	(4)	—
Other (income)/deductions–net	—	—	—	1	1
Income before provision for taxes on income	597	48	1	9	655
Provision for taxes on income	118	11	—	2	131
Net income attributable to Zoetis	479	37	1	7	524
Earnings per common share attributable to Zoetis–diluted	1.00	0.08	—	0.02	1.10

	Quarter Ended September 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$479	$(3)	$—	$(3)	$473
Gross profit	1,105	3	—	3	1,111
Selling, general and administrative expenses	391	(18)	—	—	373
Amortization of intangible assets	38	(34)	—	—	4
Restructuring charges and certain acquisition-related costs	6	—	(6)	—	—
Other (income)/deductions–net	(26)	—	—	20	(6)
Income before provision for taxes on income	528	55	6	(17)	572
Provision for taxes on income	95	26	1	(5)	117
Net income attributable to Zoetis	433	29	5	(12)	455
Earnings per common share attributable to Zoetis–diluted	0.90	0.06	0.01	(0.03)	0.94
(a)    The condensed consolidated statements of income present the quarter and nine months ended September 30, 2020 and September 30, 2019. Subsidiaries operating outside the United States are included for the third quarter ended August 31, 2020 and August 31, 2019.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

7 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS - Continued
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2020
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,456	$(6)	$—	$(4)	$1,446
Gross profit	3,412	6	—	4	3,422
Selling, general and administrative expenses	1,206	(47)	—	(11)	1,148
Research and development expenses	330	(1)	—	—	329
Amortization of intangible assets	120	(101)	—	—	19
Restructuring charges and certain acquisition-related costs	22	—	(15)	(7)	—
Other (income)/deductions–net	(15)	—	—	18	3
Income before provision for taxes on income	1,576	155	15	4	1,750
Provision for taxes on income	298	47	—	—	345
Net income attributable to Zoetis	1,279	108	15	4	1,406
Earnings per common share attributable to Zoetis–diluted	2.67	0.23	0.03	0.01	2.94

	Nine Months Ended September 30, 2019
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,462	$(22)	$—	$(76)	$1,364
Gross profit	3,124	22	—	76	3,222
Selling, general and administrative expenses	1,166	(54)	—	—	1,112
Research and development expenses	325	(1)	—	—	324
Amortization of intangible assets	115	(102)	—	—	13
Restructuring charges and certain acquisition-related costs	33	—	(33)	—	—
Other (income)/deductions–net	(46)	—	—	20	(26)
Income before provision for taxes on income	1,364	179	33	56	1,632
Provision for taxes on income	248	59	6	4	317
Net income attributable to Zoetis	1,116	120	27	52	1,315
Earnings per common share attributable to Zoetis–diluted	2.31	0.25	0.06	0.11	2.73
(a)    The condensed consolidated statements of income present the quarter and nine months ended September 30, 2020 and September 30, 2019. Subsidiaries operating outside the United States are included for the third quarter ended August 31, 2020 and August 31, 2019.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).
8 |

ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Integration costs(a)	$3	$4	$15	$13
Restructuring charges(b)	(2)	2	—	20
Total acquisition-related costs—pre-tax	1	6	15	33
Income taxes(c)	—	1	—	6
Total acquisition-related costs—net of tax	$1	$5	$15	$27
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. For the nine months ended September 30, 2020, also includes a tax charge related to a remeasurement of deferred taxes resulting from the integration of acquired businesses.

(2)    Certain significant items include the following:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operational efficiency initiative(a)	$(1)	$(20)	$(18)	$(20)
Supply network strategy(b)	1	2	4	7
Other restructuring charges and cost-reduction/productivity initiatives(c)	4	—	7	—
Other(d)	5	1	11	69
Total certain significant items—pre-tax	9	(17)	4	56
Income taxes(e)	2	(5)	—	4
Total certain significant items—net of tax	$7	$(12)	$4	$52
(a)    Represents a net gain resulting from net cash proceeds received pursuant to an agreement related to the 2016 sale of certain U.S. manufacturing sites, included in Other (income)/deductions-net.
(b)    Represents consulting fees, included in Cost of sales, related to cost-reduction and productivity initiatives.
(c)    Represents employee termination costs incurred as a result of the CEO transition and other cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(d)    For the quarter and nine months ended September 30, 2020, primarily represents the modification of share-based compensation related to CEO transition costs, included in Selling, general and administrative expenses. For the nine months ended September 30, 2019, represents a change in estimate related to inventory costing, included in Cost of sales.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

9 |

ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$543	$473	15%	1%	14%
as a percent of revenue	30.4%	29.9%	NA	NA	NA
Adjusted SG&A expenses	407	373	9%	(2)%	11%
Adjusted R&D expenses	112	112	—%	(1)%	1%
Adjusted net income attributable to Zoetis	524	455	15%	(5)%	20%

	Nine Months Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,446	$1,364	6%	(1)%	7%
as a percent of revenue	29.7%	29.7%	NA	NA	NA
Adjusted SG&A expenses	1,148	1,112	3%	(2)%	5%
Adjusted R&D expenses	329	324	2%	—%	2%
Adjusted net income attributable to Zoetis	1,406	1,315	7%	(5)%	12%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income attributable to Zoetis (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

10 |

ZOETIS INC.
2020 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2020
Revenue	$6,550 to $6,625
Operational growth(a)	7% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 30%
Adjusted SG&A expenses(b)	$1,615 to $1,645
Adjusted R&D expenses(b)	$455 to $465
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $250
Effective tax rate on adjusted income(b)	19% to 20%
Adjusted diluted EPS(b)	$3.76 to $3.81
Adjusted net income(b)	$1,790 to $1,825
Operational growth(a)(c)	6% to 8%
Certain significant items and acquisition-related costs(d)	$25 to $35

The guidance reflects the current view of the estimated full year impact of the COVID-19 outbreak, recessionary conditions in the global economy and foreign exchange rates as of late October 2020.
Reconciliations of 2020 reported guidance to 2020 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 30.2%	~ (0.1)%	~ (0.1)%	~ 30%
SG&A expenses	$1,695 to $1,725	~ $(15)	~ $(65)	$1,615 to $1,645
R&D expenses	$457 to $467		~ $(2)	$455 to $465
Interest expense and other (income)/deductions-net	~ $232	~ $18		~ $250
Effective tax rate	18.5% to 19.5%		~ 0.5%	19% to 20%
Diluted EPS	$3.38 to $3.45	$0.05 to $0.07	~ $0.31	$3.76 to $3.81
Net income attributable to Zoetis	$1,605 to $1,650	$25 to $35	~ $150	$1,790 to $1,825
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
11 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$995	$834	19%	(1)%	20%
Livestock	768	731	5%	(4)%	9%
Contract Manufacturing & Human Health	23	19	21%	—%	21%
Total Revenue	$1,786	$1,584	13%	(2)%	15%

U.S.
Companion Animal	$664	$550	21%	—%	21%
Livestock	332	294	13%	—%	13%
Total U.S. Revenue	$996	$844	18%	—%	18%

International
Companion Animal	$331	$284	17%	(3)%	20%
Livestock	436	437	—%	(6)%	6%
Total International Revenue	$767	$721	6%	(5)%	11%

Companion Animal:
Dogs and Cats	$947	$789	20%	(1)%	21%
Horses	48	45	7%	—%	7%
Total Companion Animal Revenue	$995	$834	19%	(1)%	20%

Livestock:
Cattle	$417	$389	7%	(5)%	12%
Swine	151	142	6%	(4)%	10%
Poultry	129	135	(4)%	(2)%	(2)%
Fish	45	42	7%	(3)%	10%
Sheep and other	26	23	13%	5%	8%
Total Livestock Revenue	$768	$731	5%	(4)%	9%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES - Continued
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$2,674	$2,361	13%	(2)%	15%
Livestock	2,134	2,162	(1)%	(3)%	2%
Contract Manufacturing & Human Health	60	63	(5)%	(1)%	(4)%
Total Revenue	$4,868	$4,586	6%	(3)%	9%

U.S.
Companion Animal	$1,757	$1,495	18%	—%	18%
Livestock	848	847	—%	—%	—%
Total U.S. Revenue	$2,605	$2,342	11%	—%	11%

International
Companion Animal	$917	$866	6%	(4)%	10%
Livestock	1,286	1,315	(2)%	(6)%	4%
Total International Revenue	$2,203	$2,181	1%	(5)%	6%

Companion Animal:
Dogs and Cats	$2,524	$2,231	13%	(2)%	15%
Horses	150	130	15%	(2)%	17%
Total Companion Animal Revenue	$2,674	$2,361	13%	(2)%	15%

Livestock:
Cattle	$1,107	$1,148	(4)%	(4)%	—%
Swine	454	449	1%	(4)%	5%
Poultry	412	417	(1)%	(3)%	2%
Fish	101	90	12%	(4)%	16%
Sheep and other	60	58	3%	(4)%	7%
Total Livestock Revenue	$2,134	$2,162	(1)%	(3)%	2%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$766.9	$720.7	6%	(5)%	11%
Australia	59.7	52.7	13%	2%	11%
Brazil	62.2	71.8	(13)%	(31)%	18%
Canada	49.7	46.7	6%	(2)%	8%
Chile	23.4	22.7	3%	(5)%	8%
China	65.6	40.2	63%	(1)%	64%
France	29.7	23.6	26%	2%	24%
Germany	38.5	35.1	10%	3%	7%
Italy	27.1	26.2	3%	1%	2%
Japan	39.0	39.2	(1)%	—%	(1)%
Mexico	25.9	29.2	(11)%	(13)%	2%
Spain	30.7	29.1	5%	2%	3%
United Kingdom	44.8	46.4	(3)%	4%	(7)%
Other developed markets	105.3	97.5	8%	1%	7%
Other emerging markets	165.3	160.3	3%	(8)%	11%

	Nine Months Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(a)
Total International	$2,202.6	$2,180.6	1%	(5)%	6%
Australia	153.8	149.5	3%	(4)%	7%
Brazil	181.3	206.1	(12)%	(24)%	12%
Canada	143.7	141.5	2%	(1)%	3%
Chile	71.8	64.4	11%	(7)%	18%
China	197.7	155.7	27%	(3)%	30%
France	82.4	83.0	(1)%	(1)%	—%
Germany	112.1	110.7	1%	(1)%	2%
Italy	62.7	81.9	(23)%	—%	(23)%
Japan	133.3	117.6	13%	2%	11%
Mexico	83.6	87.2	(4)%	(10)%	6%
Spain	82.7	86.2	(4)%	(1)%	(3)%
United Kingdom	125.4	145.4	(14)%	—%	(14)%
Other developed markets	282.3	269.4	5%	(2)%	7%
Other emerging markets	489.8	482.0	2%	(6)%	8%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Quarter Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$996	$844	18%	—%	18%
Cost of Sales	194	163	19%	—%	19%
Gross Profit	802	681	18%	—%	18%
Gross Margin	80.5%	80.7%
Operating Expenses	157	130	21%	—%	21%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$645	$551	17%	—%	17%

International:
Revenue	$767	$721	6%	(5)%	11%
Cost of Sales	245	234	5%	(3)%	8%
Gross Profit	522	487	7%	(6)%	13%
Gross Margin	68.1%	67.5%
Operating Expenses	122	134	(9)%	(3)%	(6)%
Other (income)/deductions-net	—	—	*	*	*
International Earnings	$400	$353	13%	(7)%	20%

Total Reportable Segments	$1,045	$904	16%	(2)%	18%

Other business activities(c)	(87)	(87)	—%
Reconciling Items:
Corporate(d)	(207)	(172)	20%
Purchase accounting adjustments(e)	(48)	(55)	(13)%
Acquisition-related costs(f)	(1)	(6)	(83)%
Certain significant items(g)	(9)	17	*
Other unallocated(h)	(96)	(73)	32%
Total Earnings(i)	$597	$528	13%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS - Continued
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2020	2019	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$2,605	$2,342	11%	—%	11%
Cost of Sales	515	468	10%	—%	10%
Gross Profit	2,090	1,874	12%	—%	12%
Gross Margin	80.2%	80.0%
Operating Expenses	418	367	14%	—%	14%
Other (income)/deductions-net	4	—	*	*	*
U.S. Earnings	$1,668	$1,507	11%	—%	11%

International:
Revenue	$2,203	$2,181	1%	(5)%	6%
Cost of Sales	697	662	5%	(3)%	8%
Gross Profit	1,506	1,519	(1)%	(6)%	5%
Gross Margin	68.4%	69.6%
Operating Expenses	364	412	(12)%	(5)%	(7)%
Other (income)/deductions-net	1	—	*	*	*
International Earnings	$1,141	$1,107	3%	(7)%	10%

Total Reportable Segments	$2,809	$2,614	7%	(3)%	10%

Other business activities(c)	(264)	(246)	7%
Reconciling Items:
Corporate(d)	(559)	(512)	9%
Purchase accounting adjustments(e)	(155)	(179)	(13)%
Acquisition-related costs(f)	(15)	(33)	(55)%
Certain significant items(g)	(4)	(56)	(93)%
Other unallocated(h)	(236)	(224)	5%
Total Earnings(i)	$1,576	$1,364	16%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities reflect the research and development costs managed by our Research and Development organization as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, administration expenses, interest expense, certain compensation costs, certain procurement costs, and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, costs associated with the operational efficiency initiative and supply network strategy, and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
16 |